MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT dated and effective this 23rd day of June, 2009.

B E T W E E N:

DESMAN INC.

F/S/O SHAWN FERNANDES,

ALSO PROFESSIONALLY KNOWN AS

SHAWN DESMAN AND

SHAWN FERNANDES,

ALSO PROFESSIONALLY KNOWN AS

SHAWN DESMAN, PERSONALLY

(hereinafter jointly and severally referred to as "ARTIST")

OF THE FIRST PART;

- and -

UOMO MEDIA INC.

161 Bay Street, 27th Floor

Toronto, ON  M5J 2S1

(hereinafter referred to as ("MANAGER")

OF THE SECOND PART:

WHEREAS the ARTIST has agreed to appoint the MANAGER as the ARTIST's exclusive career manager upon and subject to the terms and conditions hereinafter set forth;

AND WHEREAS MANAGER agrees to accept such appointment as MANAGER hereunder;

NOW THEREFORE, for good and valuable consideration it is agreed as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 - General

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)

"ADVANCE" means any advance against royalties or gross proceeds.

(b)

"ARTIST" means Desman Inc., f/s/o Shawn Fernandes, also professionally known as Shawn Desman and Shawn Fernandes, also professionally known as Shawn Desman, personally.

(c)

"ENTERTAINMENT INDUSTRY" means the entertainment and communications industries and related fields and activities now known and hereafter devised including, but without limiting the generality of the foregoing:

(i)

producing, creating and exploiting literary, artistic, dramatic and musical works;

ii)

rendering services as a performer, author, actor, recording artist, musician, composer, arranger, writer, dancer, producer and publisher;

(iii)

producing, creating acting in and on, appearing in and on, and performing in and on radio productions, television productions, stage productions, motion picture productions, concerts and recordings;

(iv)

advertising and promoting and otherwise engaging in public relations, merchandising, testimonials, commercial tie-ups and endorsements; and

(v)

making personal appearances of all kinds.

(d)

"GROSS PROCEEDS" means the gross amount of any and all PROCEEDS arising from the ARTIST's career in the ENTERTAINMENT INDUSTRY which PROCEEDS are received directly or indirectly by or permanently credited to ARTIST or directly or indirectly by the ARTIST's heirs, executors, representatives, successors, administrators, employees or assigns or by any other third party on the ARTIST'S behalf excluding songwriting and music publishing PROCEEDS which are the subject matter of a separate agreement between the ARTIST and UOMO MEDIA INC. and excluding PROCEEDS of and from masters embodying the performances of ARTIST recorded and released pursuant to and governed by the Record Production Agreement between ARTIST and UOMO Productions Inc. dated of even date herewith and excluding PROCEEDS from that Merchandising Agreement between ARTIST and UOMO MEDIA INC. dated of even date herewith.  ARTIST's GROSS PROCEEDS shall also be deemed to include any and all judgments, awards, settlements, payments, damages and proceeds relating to any suits, claims, actions or proceedings arising out of or connected with any alleged breach or non-performance by third parties or any contract, engagements, commitments or other agreements related to ARTIST's career in the ENTERTAINMENT INDUSTRY or any services performed by ARTIST during the term hereof.

(e)

"GROUP" means the ARTIST if ARTIST is a group comprised of two (2) or more persons and such persons shall be bound jointly and severally hereunder.

(f)

"GROUP MEMBER" means a person comprised in the GROUP.

(g)

"hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions refer to this Management Agreement; and the expressions "ARTICLE" and "Section" followed by a number mean and refer to the specified article or section of this Management Agreement.

(h)

"LEAVING MEMBER" means a person who was formerly a GROUP MEMBER but has since withdrawn from or otherwise ceased to be comprised in the GROUP.

(i)

"LIVE PERFORMANCES" means any and all activities in the ENTERTAINMENT INDUSTRY at which the ARTIST may appear or perform in person.

(j)

"MANAGER" means UOMO MEDIA INC.

(k)

"OTHER GROSS PROCEEDS" means GROSS PROCEEDS other than GROSS PROCEEDS arising from LIVE PERFORMANCES.

(l)

"PROCEEDS" means any and all salaries, earnings, advances, fees, royalties, gifts, bonuses, shares of profit, shares of stock, partnership interests and percentages together with any and all awards, judgments, settlements, payments, damages and proceeds relating to any suits, claims, actions or proceedings related to or connected with any suits, claims, actions or proceedings related to or connected with any alleged breach or non-performance by third parties of any contracts, engagements, commitments or other agreements.

(m)

"WORLD" means the world together with any and all other parts of the universe which may from time to time be visited or occupied by man or any man-made device; and

(n)

"IN WRITING or "WRITTEN" mean and include printing, typewriting or any electronic means of communication capable of being permanently reproduced in alphanumeric characters at the point of reception.

Section 1.02 - Headings and Table of Contents

The headings of the ARTICLES and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.03 - Currency

In this Agreement, "Dollars" and "Cents" and the symbols "$" and "¢" mean freely transferable Canadian money.

Section 1.04 - Miscellaneous

In this Agreement:

(a)

unless the context otherwise requires, the singular shall include the plural and vice versa;

(b)

unless the context otherwise requires words imparting a particular gender shall include both genders;

(c)

reference to, or to any particular provision of, a document shall be construed as references to that document as amended to the extent permitted by this Agreement and in force at any time; and

(d)

references to a "person" shall be construed as a reference to any individual, firm, company, corporation, partnership, unincorporated body of persons or any state of government or any agency thereof, and reference to a "third party" shall be construed as reference to a person other than the MANAGER or the ARTIST.

ARTICLE II

TERM

Section 2.01 - Options

(a)

The term as set out in this paragraph shall consist of an initial period (“Initial Period”) of one (1) year plus three (3) one-year consecutive, separate and irrevocable options of twelve (12) months each (“Option Periods”) to renew this Agreement on the anniversary date of the effective date of this Agreement.  Such options shall be deemed to be automatically exercised on such date unless at least thirty (30) days prior to the expiration of the Initial Period or applicable Option Period, MANAGER shall have given to ARTIST written notice of the termination of the term of this Agreement (in which case the term of this agreement, including any and all remaining options, if any, shall terminate thirty (30) days following  ARTIST’s receipt of such notice).

(b)

Notwithstanding the above, the term hereof shall be the longer of the term set out above in paragraph 2(a) above or co-terminus with the term of that record production agreement by and between Artist and UOMO Productions Inc. dated of even date herewith.

ARTICLE III

MANAGER'S SERVICES

Section 3.01 - Appointment

The ARTIST hereby irrevocably constitutes and appoints the MANAGER as the ARTIST's exclusive career manager throughout the term of this Agreement and any renewal or extensions hereof and throughout the world to represent, supervise, advise, counsel and guide the ARTIST in the development and promotion of the ARTIST's career in and throughout the entire ENTERTAINMENT INDUSTRY and agrees not to approach or engage other career managers during the term of this Agreement.

Section 3.02 - Services

The MANAGER accepts the appointment pursuant to Section 3.01 above and agrees that during the term of this Agreement the MANAGER shall use its best efforts to perform the following services in connection with the ARTIST's career in the ENTERTAINMENT INDUSTRY, subject to the ARTIST's reasonable availability and co-operation.

(a)

Represent the ARTIST and act as the ARTIST's negotiator to fix the terms governing all manner of disposition, use, employment and exploitation of ARTIST's services and the products thereof;

(b)

Supervise the ARTIST's professional employment and engagements and consult with employers, engagers and prospective employers and engagers to encourage the proper use and continued demand for the ARTIST's services;

(c)

Represent the ARTIST with respect to theatrical agencies, booking agencies, employment agencies and other third parties that may from time to time seek to obtain employment or engagement for the ARTIST;

(d)

Advise, counsel and guide the ARTIST with respect to the proper format for the presentation of the ARTIST's services, including the proper style, mood and characterization of the ARTIST's presentations;

(e)

Advise, counsel and guide the ARTIST with respect to the selection of third parties to assist, company or embellish the ARTIST's presentations;

(f)

Advise, counsel and guide the ARTIST with respect to the selection and preparation of literary, artistic, dramatic and musical materials;

(g)

Advise, counsel and guide the ARTIST with respect to matters pertaining to publicity, advertising and public relations;

(h)

Advise, counsel and guide the ARTIST with respect to the general practices of the ENTERTAINMENT INDUSTRY; and

(i)

Otherwise, represent, supervise, advise, counsel and guide the ARTIST in the development and promotion of the ARTIST's career in the ENTERTAINMENT INDUSTRY.

Section 3.03 - Manager's Services Non-Exclusive

The ARTIST acknowledges and agrees that the MANAGER is rendering its services under this Agreement non-exclusively and that the MANAGER shall be at all times free to perform the same and similar services for any and all third parties (whose talents or activities may or may not be similar to the talents or activities of the ARTIST's) and to itself engage in any and all business and other activities (which activities may or may not be similar to the activities of the ARTIST), MANAGER hereby representing to ARTIST that such other activities of MANAGER shall not interfere with its duties and obligations hereunder.

ARTICLE IV

Management's Rights and Powers

Section 4.01

Subject to the specific terms of paragraph 4.02(a) below, all contracts, agreements, documents and instruments consummated by or on behalf of or in the name of ARTIST pursuant hereto shall be subject to ARTIST’s prior approval, which approval shall not be unreasonably withheld, provided that it shall not be unreasonable for ARTIST to withhold ARTIST’s approval of any such contract, agreement, document or instrument if, in ARTIST’s reasonable opinion, any such contract, agreement, document or instrument is not in the best interests of ARTIST and/or ARTIST’s career.   Furthermore, ARTIST and ARTIST’s legal counsel and other representatives shall have the right to review and, in any event, MANAGEMENT shall fully review with ARTIST, any such contract, document, agreement or instrument prior to ARTIST being required to give or withhold any such approval.

Section 4.02 - Power of Attorney

The ARTIST hereby irrevocably constitutes and appoints the MANAGER as the ARTIST's exclusive agent and non-exclusive attorney-in-fact throughout the term of this Agreement in the ENTERTAINMENT INDUSTRY and any renewal or extensions hereof, with full power of substitution, to do the following:

(a)

Execute, verify, acknowledge and deliver in the name of the ARTIST and/or on behalf of the ARTIST any and all short term live performance agreements, and, in any event, MANAGER shall review with ARTIST any such contracts, documents and instruments, and ARTIST shall have a right to consent, such consent not to be unreasonably withheld, prior to MANAGER executing these documents in the name of the ARTIST and ARTIST shall refer all enquiries with respect to agreements, contracts, documents and instruments related to or connected with ARTIST’s career in the entertainment industry to MANAGER.

(b)

Engage, direct and/or discharge theatrical agencies, booking agencies, employment agencies and other third parties that may from time to time seek to obtain employment or engagements for the ARTIST, provided that in each instance ARTIST's prior approval shall have been obtained, which approval shall not be unreasonably or arbitrarily withheld; and there shall be deemed approval for all such agreements in place as at the date of execution of this Agreement;

(c)

Approve and permit the use of the names and approved likenesses of the ARTIST (including, without limitation, all professional, group and fictitious names heretofore, now or hereafter used by the ARTIST) the voice of the ARTIST and approved biographical material concerning the ARTIST for advertising of and publicity for the ARTIST and the ARTIST's services and the products thereof;

(d)

In conjunction with ARTIST’s business manager, collect and receive, in the name of ARTIST only, any and all amounts payable to the ARTIST, and promptly pay all such amounts over to ARTIST’s business manager;

(e)

Demand, sue for, collect, recover, and receive all goods, claims, money, interest and other items that may be due to the ARTIST and to make, execute and deliver receipts, releases and other discharges therefor, under sale or otherwise, and to defend, settle, adjust, submit to arbitration and compromise all actions, accounts, claims and demands which are or shall hereafter be pending and which are related to or connected with the ARTIST's career in the ENTERTAINMENT INDUSTRY; PROVIDED THAT, in each instance the ARTIST's prior approval shall have been first obtained, which approval shall not be unreasonably or arbitrarily withheld;

(f)

Audit and examine the books and records of third parties to the extent the ARTIST has contractual or other rights to audit or examine such books and records and to the extent such books and records are related to or connected with the ARTIST's career in the ENTERTAINMENT INDUSTRY; PROVIDED THAT in each instance the ARTIST's prior approval shall have been first obtained, which approval shall not be unreasonably or arbitrarily withheld.

Section 4.03 - Irrevocability

The ARTIST acknowledges and agrees that the power of attorney granted to the MANAGER pursuant to Section 4.02 is coupled with an economic interest on the MANAGER's part in the ARTIST's career in the ENTERTAINMENT INDUSTRY and in the earning of the ARTIST arising from such career including the exploitation of the ARTIST's talents and services and the products thereof; such power is therefore acknowledged by the ARTIST to be irrevocable during the term of this Agreement until and unless the ARTIST becomes legally incapacitated within the meaning of the Powers of Attorney Act (Ontario) as from time to time amended.

ARTICLE V

MANAGER'S COMPENSATION

Section 5.01 - Manager's Compensation

During the term of this Agreement, the ARTIST agrees to pay the MANAGER.

(a)

Twenty Percent (20%) of ARTIST's GROSS PROCEEDS.

(b)

For the purposes of determining MANAGER's compensation any non-cash items provided to ARTIST in respect of ARTIST's services, i.e. per diems, hotels and air fares, shall be converted to their cash equivalent and shall include merchandising in-kind which is useful or beneficial to the ARTIST and which ARTIST would otherwise have been required to purchase.  Notwithstanding the above, non-cash items provided to ARTIST in respect of ARTIST’s services, i.e. per diems, hotels and airfares, will not be converted to their cash equivalent and commissioned by MANAGER unless such amounts are more than one-half (1/2) of the total compensation paid to ARTIST in respect of ARTIST services rendered pursuant to a specific agreement or engagement.  Subject to Section 5.01(d) below, it is understood for the purposes of this paragraph 5.01(b), that no expense, cost, salary, share of income or disbursement including, but not limited to, necessary commissions for booking agents, incurred by ARTIST in connection with the receipt of GROSS PROCEEDS shall be deducted therefrom prior to the calculation of MANAGER's compensation hereunder.

(c)

If ARTIST directly or indirectly receives, as all or part of ARTIST's GROSS PROCEEDS, stock or the right to buy stock in any corporation, or if ARTIST becomes a partner in or proprietor or joint owner of all or part of ARTIST's GROSS PROCEEDS for the exploitation of ARTIST's career, MANAGER shall be entitled to receive Twenty Percent (20%) ownership and monetary interest therein.  Should ARTIST be required to make any cash payment therefor, MANAGER will pay Twenty Percent (20%) of such payment, unless MANAGER elects to waive MANAGER's Twenty Percent (20%) ownership interest therein.  For greater certainty, nothing herein shall be deemed to require ARTIST to exercise any right to purchase stock or obligate ARTIST to buy stock on Management’s behalf.

(d)

Notwithstanding the above, the following shall be excluded or deducted in the determination of GROSS PROCEEDS hereunder:

(1)

Monies actually paid by or credited against the account of Artist or on Artist's behalf to third party producers, directors, engineers or mixers for such third party's services in connection with the production of phonograph recordings or audiovisual works embodying Artist's performances as a recording artist;

(2)

Monies actually paid by Artist or on Artist's behalf, or credited against the account of Artist, to a third party writer, co-writer, co-author and/or co-publisher, or administrative publisher of a musical composition in connection with such third party's capacity as co-publisher or administrator of such musical composition and/or in connection with such third party's services as a writer or co-writer of such musical composition;

(3)

Monies actually paid by Artist or on Artist's behalf, or credited against the account of Artist, to any third party for actual recording costs of master recordings embodying Artist's performances;

(4)

Monies actually paid by Artist or on Artist's behalf, or credited against the account of Artist, to third parties for independent promotion, marketing publicity, or other similar third party costs;

(5)

Monies actually paid by Artist or on Artist's behalf, or credited against the account of Artist, for production costs incurred in connection with the filming, taping or other permanent fixation of audio-visual reproductions of Artist's performances;

(6)

Monies received by Artist from its record company as so-called "deficit tour support" (which shall be defined as monies received by ARTIST from its record company, excluding per diems, which are actually used to offset a deficit incurred by ARTIST in connection with any personal appearance concert engagement or tour, i.e., to the extent the reasonable out-of-pocket expenses incurred by ARTIST in connection with the applicable tour exceed the amount of monies received by or on behalf of ARTIST in connection therewith);

(7)

Costs incurred in connection with "sound and light" facilities, personnel and equipment (or similar or related production costs such as the costs of video projection equipment for use during live appearances) as a result of ARTIST's concert or other appearances;

(8)

Costs incurred in connection with "opening acts," support" acts and other performers and their personnel who are employed or retained by ARTIST to appear before, with or after ARTIST at concert or other appearances of ARTIST;

(9)

Monies or other consideration earned or received by ARTIST from passive investments (i.e., investments in or loans to any projects or properties where ARTIST renders no entertainment services);

(10)

Monies actually paid by ARTIST or on ARTIST's behalf, or credited against the account of ARTIST, to third parties, for actual-out-of-pocket costs incurred towards the creation, distribution, purchase, manufacturing and sale of "merchandise" (as such term is commonly understood in the entertainment industry;

(11)

Monies paid to ARTIST from any film, television show or other entertainment industry project where the MANAGER serves as the packager, producer or promoter of such project, as well as third party agent fees and commission (for non-musical endeavours such as licensing).

(12)

Monies realized from the sale of ARTIST’s equipment, which was purchased with ARTIST’s personal monies;

(13)

Monies paid in respect of MANAGER’s expenses including travel related expenses;

(14)

Monies received in compensatory/punitive damages, except to the extent any such damages constitute compensation which would otherwise be subject to the commission;

(15)

Bonafide loans and/or any sums paid or credited to ARTIST’s so-called loan-out company(s) as specific reimbursements; and

(16)

Equipment (or the value thereof merchandise in-kind) or other non-monetary compensation received as the result of any endorsement arrangement.

(17)

Any income from records or songs or other creative works created prior to commencement of the Term, unless such works are first initially commercially exploited during the Term and excluding income from existing contracts and relationships prior to entering into this Agreement.

(18)

Any reasonable expenses incurred by ARTIST to collect or secure GROSS PROCEEDS, including legal fees, accountants, auditors and collection agency fees, without regard to whether any audit or other recovery is secured.

(19)    Any reimbursement to ARTIST, any monies paid to or credited to a loan-out company for payroll taxes, union pension and welfare payments.

(20)    Any income derived by ARTIST from the use of any recording studio or recording or musical equipment ARTIST may own, directly or indirectly.

(21)

Any equipment advances to purchase or upgrade musical equipment.

(22)

Any day job or income from activities completely unrelated to the Entertainment Industry.

(23)

Any income derived from live performances where the ARTIST’s GROSS PROCEEDS is Five Hundred ($500) Dollars or less or less than union scale fees.

(24)

Actual record manufacturing and distribution expenses, not notional expenses, incurred by those charging ARTIST such expenses in respect of ARTIST’S contractual arrangements.

(25)

Taxes or other governmental charges withheld at source that are not recouped by or credited to ARTIST.

(26)

Bona fide gifts to ARTIST, including without limitation, inheritances and gifts from fans who have no business dealings with ARTIST.

Section 5.02 - Compensation Following Term

Following the termination or expiration of the term of this Agreement, the ARTIST shall continue to pay to the MANAGER the amounts set out below calculated pursuant to the terms of Section 5.01, but only with respect to any and all engagements, contracts and agreements entered into or substantially negotiated during the term of this Agreement and upon any and all extensions, renewals and substitutions of such engagements, contracts or agreements, and upon any resumptions of any and all such engagements, contracts and agreements which may have been discontinued during the term of this Agreement but resumed within one (1) year thereafter, subject to paragraph 1(d) above and provided MANAGER or an affiliated company of MANAGER is managing ARTIST only and ARTIST is under separate agreements with arms length third parties for merchandising, co-publishing and record production as referred to and defined in paragraph 1(d) above, the provisions of paragraphs (a) and (b) below shall apply:

(a)

With respect to all master recordings and compositions released during the term of this Agreement, MANAGER shall receive:

(i)

twenty percent (20%) of GROSS PROCEEDS from one (1) to five (5) years after the termination or expiration of the term of this Agreement;

(i)

ten percent (10%) of GROSS PROCEEDS from six (6) to ten (10) years after the termination or expiration of the term of this Agreement; and

(ii)

five percent (5%) of GROSS PROCEEDS from eleven (11) years  after the termination or expiration of the term of this Agreement and thereafter.

(b)

With respect to all non-recording and publishing agreements entered into during the term of this Agreement, MANAGER shall receive:

(i)

fifteen percent (15%) of GROSS PROCEEDS from one (1) to three (3) years after the termination or expiration of the term of this Agreement;

(ii)

ten percent (10%) of GROSS PROCEEDS from four (4) to six (6) years after the termination or expiration of the term of this Agreement; and

(iii)

zero percent (0%) of GROSS PROCEEDS from seven (7) years after the termination or expiration of the term of this Agreement and thereafter.

ARTICLE VI

EXPENSES, LOANS AND ADVANCES

Section 6.01 - Artist's Responsibilities for Expenses

The ARTIST acknowledges and agrees that the ARTIST alone is responsible for and shall pay any and all costs and expenses directly related to or connected with the ARTIST's career.

Section 6.02 - Reimbursement of Manager

The ARTIST agrees to promptly reimburse the MANAGER for any and all reasonable and bona fide direct costs and expenses incurred or expended by the MANAGER hereunder to unaffiliated third parties on the ARTIST's behalf and with the ARTIST's prior approval during the term of this Agreement including, but without limiting the generality of the foregoing, any and all fees of theatrical agencies, booking agencies, employment agencies, lawyers, accountants and other consultants and any and all costs and expenses of publicity, promotion, traveling, entertainment, wardrobe and equipment specifically relating to the ARTIST, but specifically excluding the MANAGER's rent, salaries to the MANAGER's employees and all other office expenses and overhead of the MANAGER including long-distance communication charges.  Any single expenditure on ARTIST's behalf greater than One Thousand Dollars ($1000.00), monthly expenses in excess of One Thousand Dollars ($1000.00) and any travel expenses shall require ARTIST's prior approval and shall be made at MANAGER's discretion upon receiving ARTIST's direction.

Section 6.03 - Loans and Advances

The ARTIST acknowledges and agrees that the MANAGER is not required to make any loans or advances to or on behalf of the ARTIST, but in the event that the MANAGER does so with the ARTIST's approval, the ARTIST agrees to repay such loans and advances on demand.  At the end of every calendar year the MANAGER shall issue a statement which ARTIST shall be required to acknowledge in writing concerning outstanding loans or advances, provided the same is accurate and subject to Section 7.03 hereof, same shall be deemed accurate if ARTIST does not specify in detail objections in writing within fifteen (15) days of it being received by ARTIST.

ARTICLE VII

ACCOUNTING

Section 7.01 - Accounting During Term

To the extent applicable, MANAGER agrees to maintain accurate books and records of all transactions concerning ARTIST and shall not intermingle the funds or accounts of ARTIST with other funds or accounts of MANAGER.  For each year during the term of this Agreement, the MANAGER shall render and deliver to the ARTIST a statement of account detailing the amount of monies, collected, credited to and receivable by the MANAGER on behalf of the ARTIST hereunder; the amount of expenditures incurred by the MANAGER on behalf of the ARTIST hereunder; and the amounts payable to the MANAGER and the ARTIST respectively under this Agreement within thirty (30) days following each month end, and if such statement shows that one party owes a net amount to the other, such party shall promptly pay to the other the amount due.  Unless ARTIST objects to an accounting in writing within two (2) years of the receipt thereof, stating the basis of its objection, the accounting shall be binding and conclusive on it and furthermore, unless ARTIST commences an action by delivering and serving a statement of claim within one (1) year of such notification, ARTIST will be barred from bringing an action or lawsuit on MANAGER with respect to such statement.

Section 7.02 - Accounting Following Term

For each month following the expiration of the term of this Agreement that there are any amounts payable by either party to the other under this Agreement, the ARTIST shall compute amounts and provide MANAGER with a statement payable to the MANAGER and the ARTIST respectively under this Agreement and shall render a statement thereof to the MANAGER within thirty (30) days following the accounting period referred to in paragraph 7.01 above, and if such statement shows that one party owes a net amount to the other, such party shall promptly pay to the other the amount due and in any event within a further ten (10) days payment shall be made.

Section 7.03 - Artist's Inspection Rights

The ARTIST and/or a Chartered Accountant or lawyer or other independent qualified representative of the ARTIST's choice shall have the right to audit, inspect, photocopy and make extracts of the books and records of the MANAGER insofar as said books and records pertain to the statements to be rendered pursuant to Section 7.01 and amounts payable to ARTIST hereunder; such inspections shall be made at the ARTIST's sole cost and expense, on ten (10) days written notice from the ARTIST to the MANAGER, during normal business hours on normal business days, but not more frequently than once per calendar year.  Notwithstanding the foregoing, Manager will pay all reasonable and receipted audit costs not exceeding $5000 if inaccuracies in excess of 10% are found, otherwise Artist pays the audit costs.

Section 7.04 - Manager's Inspection Rights

The MANAGER and/or a Chartered Accountant or lawyer of the MANAGER's choice shall have the right to inspect, photocopy and make extracts of the books and records of the ARTIST insofar as said books and records pertain to amounts payable to the MANAGER hereunder; such inspections shall be made at the MANAGER's sole cost and expense, on ten (10) days written notice from the MANAGER to the ARTIST, during normal business hours on normal business days, but not more frequently than once per calendar year.  Notwithstanding the foregoing, ARTIST will pay all reasonable and receipted audit costs not exceeding $5000 if inaccuracies in excess of 10% are found, otherwise MANAGER pays the audit costs.

Section 7.05 - Confidentiality

The parties hereto acknowledge that this Agreement and the books and records of the MANAGER and the ARTIST contain confidential trade information; neither the ARTIST nor the MANAGER nor their respective representatives shall reveal to or use on behalf of any person (other than the ARTIST's and MANAGER's respective legal or other advisors for the proper protection of the ARTIST's and MANAGER's respective interest and/or as required by law) any fact(s) or information (whether of a personal, financial or other nature) arising from this Agreement and/or any inspection of the MANAGER's or the ARTIST's books and/or records hereunder.

ARTICLE VIII

WARRANTIES AND REPRESENTATIONS

Section 8.01 - Right to Enter Agreement

The ARTIST and the MANAGER respectively warrant, represent and agree that they have the full right, power and authority to enter into this Agreement and to fully perform all of the their obligations under this Agreement and that they are under no disability, restriction or prohibition (whether contractual, physical or otherwise) with respect to their right to execute this Agreement and to fully perform its terms and conditions.

Section 8.02 - No Violation of Rights

The ARTIST and the MANAGER respectively warrant, represent and agree that any and all acts and omissions by them in connection with their careers in the ENTERTAINMENT INDUSTRY, and any and all musical, dramatic, artistic and literary works, ideas and other intellectual properties (including, without limitation, the name of the ARTIST and any individual, fictitious, professional or group name heretofore, now and/or hereafter used by the ARTIST) created, furnished or selected by the ARTIST or the MANAGER respectively in connection with the ARTIST's career in the ENTERTAINMENT INDUSTRY, shall not, to the best of their knowledge, violate any law or infringe upon or violate any right of any nature or kind of any third party.

Section 8.03 - Promotion of Career

MANAGER agrees that it shall, throughout the term hereof, continue to use its best efforts to develop and promote the ARTIST’s career in the ENTERTAINMENT INDUSTRY.  The ARTIST and the MANAGER respectively warrant, represent and agree that they shall co-operate with each other to the fullest extent in the development and promotion of such career.

Section 8.04 - Agreements

ARTIST warrants, represents and acknowledges that ARTIST has not entered into any agreement or contract which shall or do in any way interfere with ARTIST's obligations hereunder.

Section 8.05 - Name

ARTIST warrants, represents and acknowledges, to the best of it's knowledge, that ARTIST is the sole owner of the name "Shawn Desman" and shall be the sole owner of whatever professional name ARTIST adopts in the future (herein the "Name") and represents and warrants that , to the best of its knowledge, to date no party has put ARTIST on notice of any competing or conflicting rights with respect to the Name.

Section 8.06 - Independent Legal Counsel

MANAGER has advised ARTIST that ARTIST obtain independent legal representation in connection with the signing of this agreement.  ARTIST acknowledges that ARTIST voluntarily has decided to obtain and in fact has obtained such independent legal representation in connection with the signing of this agreement to ARTIST's full satisfaction.

ARTICLE IX

BREACH

Section 9.01 - Indemnification

The ARTIST and the MANAGER respectively shall at all times indemnify and save harmless each other from and against any and all reasonable costs, expenses, losses, liabilities and damages (including, without limitation, reasonable court costs and counsel fees on a solicitor-and-his-own-client basis) arising out of or connected with any claim in which it is asserted that any of the respective representations or warranties made by the ARTIST or the MANAGER in this Agreement have been breached or in which assertions are made which are in any way inconsistent with any such representations or warranties or breach thereof or any terms, conditions or covenants contained in this Agreement and which claim is reduced to a court judgment or a written settlement, which settlement is approved by the parties hereto.

Section 9.02 - Reimbursement

The ARTIST and the MANAGER agree to reimburse the other, on demand, for any payment made by either party at any time with respect to any cost, expense, loss, liability or damage to which the indemnity and saving harmless referred to in Section 9.01 apply.

Section 9.03 - Cure Provision

As a condition precedent to any assertion that the MANAGER or ARTIST is in default in performing any obligation under this Agreement or is in breach of any provision under this Agreement, either party shall advise the other thereof in detail and in writing, and the party receiving such notice shall be allowed a period of thirty (30) days after receipt of such written notice within which to cure such alleged default or breach.

Notwithstanding any contrary provisions elsewhere in this Agreement, if the MANAGER fails to account or render payments as required pursuant to Section 7.01, and such failure continues beyond the thirty (30) day cure period set forth in this Section 9.03, then ARTIST shall thereupon have the right to terminate this Agreement by written instrument to the MANAGER.  ARTIST will also be entitled to terminate this Agreement in the event of: (i) MANAGER’s filing for, or being petitioned into, bankruptcy or receivership; (ii) or MANAGER’s fraud as adjudicated by a court of competent jurisdiction pursuant to a final non-appealable judgement.  In the event of termination pursuant to subsection (ii) only of this paragraph, MANAGER’s right to receive Commissions pursuant to Paragraph 5.02 shall be rescinded.

ARTICLE X

ASSIGNMENT

Section 10.01 - Assignment

Subject to paragraph 14.01, the MANAGER shall have the right to assign this Agreement and the MANAGER's rights and obligations hereunder, at any time and from time to time, in whole or in part, to:

(a)

an assignee that is controlled by, controlling, or under common control with the MANAGER; or

(b)

a third party assignee.

In the event that this Agreement is assigned pursuant to sub-section 10.01(a) or (b), the assignee shall be bound by the terms of this Agreement and the MANAGER shall give to the ARTIST prompt written notice to and consultation with ARTIST concerning such assignment.

Section 10.02 - Assignment by Artist

ARTIST shall have no right to assign this Agreement except to a company wholly or substantially owned by ARTIST and under which ARTIST is carrying on business and provided ARTIST guarantees to personally perform such obligations under this Agreement.

ARTICLE XI

ARTIST CORPORATION

Section 11.01 - Offer from Artist Corporation

In the event that the ARTIST forms any corporation during the term of this Agreement for the purpose of exploiting or furnishing the ARTIST's services in the ENTERTAINMENT INDUSTRY then the ARTIST agrees to cause any such corporation to offer to enter into an agreement with the MANAGER upon terms and conditions the same as those of this Agreement (except as to the parties thereof) and personally guarantees the performance of such Agreement and this Agreement.  In such event, amounts paid from such corporation to the ARTIST or from ARTIST to the corporation shall be deemed excluded from GROSS PROCEEDS it being understood that MANAGER’s commissions shall have been deducted prior to such amounts being paid.

ARTICLE XII

NOTICES AND OTHER DOCUMENTS

Section 12.01 - Notices

Any notices to be given or made under the terms of this Agreement shall be in writing and shall be delivered manually to the parties, or sent by facsimile transmission, or mailed by pre-paid registered post to the parties at the respective addresses set forth in the heading of this Agreement with complimentary copies to Sanderson Entertainment Law, 326 Richmond Street West, Suite 201, Toronto, Ontario M5V 1X2, Attention:  Paul Sanderson, Barrister & Solicitor and to Taylor Mitsopulos Klein Oballa, 171 East Liberty Street, Suite 330, Toronto, ON, M6K 3P6, Attn:  Miro Oballa.

Section 12.02 - Change of Address

A party may change such party's address for receiving notices, payments or other documents by notice given in accordance with the provisions of Section 12.01.

Section 12.03 - Deemed Receipt

Notice mailed pursuant to Section 12.01 above shall be deemed to have been received upon the date five (5) business days following the date of posting thereof except in the event of a general disruption of postal services whereby notice shall be delivered manually.  The date of personal delivery shall be deemed to be the date of service and receipt of notice.

Section 12.04 - Other Assignments or Instruments

The ARTIST shall execute such other reasonable assignments or instruments as the MANAGER, may from time to time, reasonably deem necessary or desirable to evidence, establish, maintain, protect, enforce or defend the MANAGER's rights and powers under this Agreement including, but without limiting the generality of the foregoing, the MANAGER's right to receive directly and to share in GROSS PROCEEDS.

ARTICLE XIII

GROUP MEMBERS

Section 13.01 - Group

The provisions of this Agreement shall apply to bind the GROUP MEMBERS jointly and severally. All GROUP MEMBERS shall be bound by the provisions of this Agreement and shall execute or shall have executed a counterpart of this Agreement with the MANAGER.

Section 13.02 - Breach by Group Member

If any GROUP MEMBER is or GROUP MEMBERS are in material breach of this Agreement, then the ARTIST shall be deemed to be in material breach of this Agreement and, in addition to and without in any way prejudicing any other rights or remedies which may be available to the MANAGER at law or in equity, the MANAGER shall have the rights by written notice to the ARTIST:

(a)

to extend the term of this Agreement with respect to such GROUP MEMBER or GROUP MEMBERS who are in material breach of this Agreement jointly or severally until such time as such breach has been cured (in which event this Agreement shall continue in full force and effect with respect to the other GROUP MEMBERS);

(b)

to terminate this Agreement entirely; or

(c)

to continue this Agreement in full force and effect with respect to all GROUP MEMBERS not in material breach of this Agreement.

Section 13.03 - Leaving Member

If any GROUP MEMBER withdraws from the GROUP or otherwise ceases to be comprised in the GROUP, then upon such happening, such GROUP MEMBER (the "LEAVING MEMBER") shall be deemed to have automatically assigned and quitclaimed to the REMAINING MEMBERS all right, title and interest in and to the Name and the LEAVING MEMBER agrees not to thereafter use or authorize the use of the group name or whatever name it may become known by in any manner whatsoever.

Section 13.04 - Right of Manager if Member Leaves

In the event of any GROUP MEMBER becoming a LEAVING MEMBER, then in addition to and without in any way prejudicing any other rights or remedies which may be available to the MANAGER at law or in equity, the MANAGER shall have the rights by written notice to the ARTIST:

(a)

to terminate the term of this Agreement; or

(b)

to continue this Agreement with respect to all GROUP MEMBERS and the LEAVING MEMBER, separately or collectively or both.

Section 13.05 - Replacement Members

If any GROUP MEMBER becomes a LEAVING MEMBER, the ARTIST shall forthwith give written notice to the MANAGER and the ARTIST shall not replace the LEAVING MEMBER except upon Artist using best efforts to ensure that a replacement member is a person who agrees to be bound by the provisions of this Agreement and who executes a counterpart of this Agreement with the MANAGER.

Section 13.06 - New Members

Notwithstanding anything contained hereto the contrary, replacement of a LEAVING MEMBER shall be subject to consultation with MANAGER and the MANAGER's consent and approval which shall not be unreasonably withheld.

Section 13.07 - Dissolution of Group

If the GROUP is dissolved, then in addition to and without in any way prejudicing any other rights or remedies which may be available to the MANAGER at law or in equity, the MANAGER shall have the rights by written notice to the ARTIST:

(a)

to release each, any or all of the GROUP MEMBERS from their respective individual obligations to the MANAGER hereunder; or

(b)

to continue this Agreement and to exercise its options hereunder with respect to any or all of the GROUP MEMBERS; or

(c)

to terminate the term of this Agreement.

Section 13.08 - Payments to Artist

Any amounts payable to the ARTIST under this Agreement may be paid by the MANAGER by a single cheque made payable to ARTIST as ARTIST designates in writing which shall be in force until and unless the MANAGER is otherwise instructed by all the GROUP MEMBERS in writing.

Section 13.09 - Exercise of Group Right of Approval

Any right of approval or consent granted to the ARTIST under this Agreement must be exercised by a majority of GROUP MEMBERS until such time as all of the GROUP MEMBERS appoint and notify the MANAGER in writing of a single person to so exercise the ARTIST's rights of approval and consent.

ARTICLE XIV

KEY PERSON

Section 14.01 - Key Person

If Cameron Alford ceases to be actually involved in the day-to-day management of ARTIST's career hereunder other than for reasons of sickness for longer than sixty (60) days (and in the case of sickness, ninety (90) days), ARTIST shall have the option to terminate this Agreement, subject to section 9.03, during the continuance of such event and upon sixty (60) days notice to MANAGER.

ARTICLE XV

MISCELLANEOUS

Section 15.01 - Services Unique

The ARTIST agrees that the services to be rendered by the ARTIST hereunder and the use of the ARTIST's name, facsimile signatures, pictures, likenesses, other identifications and biographical material are of a special and unique character involving skill of the highest order giving them peculiar value the loss of which cannot be reasonably or adequately be compensated in damages alone and MANAGER shall be entitled to seek injunctive and equitable relief concerning a breach of this Agreement.

Section 15.02 - Severability

If for any reason any provision of this Agreement shall conflict with any statute, law, regulation or ordinance, contrary to which the parties have no legal right to contract, then the latter shall prevail, but in such event the provisions of this Agreement shall be modified only to the extent necessary to bring it within such requirements, and (as modified) this Agreement shall continue in full force and effect.

Section 15.03 - Waiver

This Agreement shall not be cancelled, altered, modified, amended or waived, in whole or in part, in any way, except by an instrument in writing signed by both MANAGER and ARTIST.  The waiver by MANAGER or ARTIST of any breach of this Agreement in any one or more instances, shall in no way be construed as a waiver of any subsequent breach (whether or not of a similar nature) of this Agreement by ARTIST or MANAGER.  If any part of this Agreement shall be held to be void, invalid or unenforceable, it shall not affect the validity of the balance of this Agreement.

Section 15.04 - Entire Understanding

This Agreement constitutes the entire understanding between the parties and supersedes all prior agreements with respect to the subject matter hereof.

Section 15.05 - Modifications

This Agreement cannot be modified except by a written instrument signed by the parties hereto.

Section 15.06 - No Other Representations

No representative of the MANAGER has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof which is not contained herein, and the ARTIST agrees that this Agreement has not been executed in reliance upon any such representation or promise.

Section 15.07 - Enurement

This Agreement, and all rights and obligations hereunder, shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

Section 15.08 - Rights and Remedies Cumulative

The options, rights and remedies under this Agreement shall be cumulative and no one of them shall be construed as being exclusive to the others or of any option, right or remedy allowed at law or in equity.

Section 15.09 - Time of Essence

Time is of the essence of this Agreement.

Section 15.10 - No Partnership

Nothing herein contained shall be construed as in any way constituting a partnership between or a joint venture by the parties hereto, or be construed to evidence the intention of the parties to constitute such a relationship.

Section 15.11 - No Double Commissions/Conflicts Disclosed

Furthermore, despite any agreement which the parties hereto, or any party wholly or substantially controlled or owned or associated or affiliated or under common control with the parties hereto enter into, no double commissions of any kind shall be received by the MANAGER or any affiliate of MANAGER from any source; the parties acknowledging that they will look to the specific terms of each agreement for the remuneration which they are to receive.  More specifically, the parties acknowledge that as of the date hereof they are entering into other agreements in addition to entering into this Agreement and despite any real or apparent conflicts of interest concerning the subject matter of this Agreement, the parties acknowledge that such conflicts or potential conflicts are:

(1)

disclosed;

(2)

consented to by all parties hereto;

(3)

deemed to be for the benefit of all parties hereto.

Section 15.12 - Promissory Note

ARTIST further agrees to execute a Promissory Note in the form substantially set out and attached as Schedule "A" hereto for each and every calendar year during the term of this Agreement for amounts loaned to ARTIST by MANAGER hereunder and not yet paid in full as of December 31.

Section 15.13 - Insurance

ARTIST agrees to reasonably co-operate with MANAGER so that MANAGER may effect life insurance or any other type of insurance at its own expense on ARTIST during the term with MANAGER named as beneficiary thereof.  All proceeds from any such insurance shall be the entire property of the MANAGER.  Any costs related to procuring such insurance shall be borne solely to MANAGER.  ARTIST does not represent or warrant to MANAGER that ARTIST is insurable.

Section 15.14 - Obligations of Manager

MANAGER’s obligations to ARTIST hereunder are joint and several to each of the parties of the first part.

ARTICLE XVI

PROPER LAW AND JURISDICTION

Section 16.01 - Proper Law

This Agreement shall be deemed to be a contract made under and shall for all

<INTENTIONALLY LEFT BLANK>

purposes be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have signed and delivered this Agreement at Toronto on the 23rd day of June, 2009.

SIGNED, SEALED AND DELIVERED

)

ARTIST:

  in the presence of:

)

)

DESMAN INC.

)

)

  /s/ Alana Jackson____________________

)

/s/ Shawn Fernandes__________________c/s

Witness:

)

f/s/o Shawn Fernandes, also professionally

)

known as Shawn Desman, an authorized

)

signator

)

)

  /s/ Alana Jackson____________________

)

 /s/ Shawn Fernandes__________________

Witness:

)

Shawn Fernandes, personally, also

)

professionally known as Shawn Desman

AGREED TO AND ACKNOWLEDGED BY:

COMPANY:

UOMO MEDIA INC.

Per:  /s/ JueaneThiessen_______________________c/s

Jueane Thiessen, a duly authorized

signator

SCHEDULE “A”

PROMISSORY NOTE

$_____________

Toronto, Ontario, 2009.

FOR VALUE RECEIVED, the undersigned, Desman Inc. f/s/o Shawn Fernandes, also professionally known as Shawn Desman and Shawn Fernandes, also professionally known as Shawn Desman, personally (hereinafter called the “Company”), their heirs, executors and permitted assigns hereby promises to pay to or to the order of UOMO  MEDIA INC. (hereinafter called “Holder”) the principal sum of $________  for the period ending December 31, 200_, together with interest on any and all amounts remaining unpaid thereon from time to me, at a rate equal to prime plus 1% as determined by The Bank of Canada per annum from the _______ day of _______, 200__, (the “adjustment date”) calculated every six months, not in advance, as well after as before maturity, and with interest at the same rate.

[payment of principal and interest to be negotiated whenever a Promissory Note is to be signed]

In the event of default in any payment and if such default shall continue for more than five days after the Company shall have received written notice of such default, then the whole of the balance then due shall, at the option of the Holder, forthwith become due and payable.  The Company shall have the privilege of prepayment at any time or times, in any amount or amounts, without notice or bonus.

The Company shall pay interest on overdue interest compounded monthly at two points above the then existing prime rate as determined by the Bank of Canada.  Both principal and interest are payable in lawful money in Canada at the head office of the Holder in the City of Toronto, Ontario.

This note shall be non-negotiable, and should the ownership, management or control of Company change directly or indirectly, at any time from the date hereof, the Holder shall be entitled, at its sole discretion, to demand and to receive immediate payment of the balance of the monies owing hereunder.

The Company hereby waives demand and presentment for payment, protest and notice of protest of this promissory note.

COMPANY:

DESMAN INC.

__________________________________c/s

Per:  Shawn Fernandes, also professionally

known as Shawn Desman, an authorized

signator

___________________________________

Shawn Fernandes, personally, also

professionally known as Shawn Desman

S:\Current\Sanderson's Files\ALFORD.CAMARA\SHAWN DESMAN\MANAGEMENT AGT W SHAWN DESMAN.FINAL.CLEAN.JUNE 23.09.doc